American Funds Money Market Fund

March 31, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Class R-6	$0
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Class R-6	$0

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	12,874,879
Class B	77,781
Class C	280,652
Class F1	73,729
Class F2	8,106
Total	13,315,147
Class 529-A	858,761
Class 529-B	12,851
Class 529-C	182,034
Class 529-E	49,471
Class 529-F1	56,099
Class R-1	52,967
Class R-2	1,098,699
Class R-3	1,056,203
Class R-4	712,155
Class R-5	404,239
Class R-6	140,595
Total	4,624,074

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$1.00
Class B	$1.00
Class C	$1.00
Class F1	$1.00
Class F2	$1.00
Class 529-A	$1.00
Class 529-B	$1.00
Class 529-C	$1.00
Class 529-E	$1.00
Class 529-F1	$1.00
Class R-1	$1.00
Class R-2	$1.00
Class R-3	$1.00
Class R-4	$1.00
Class R-5	$1.00
Class R-6	$1.00